UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10

General Form for Registration of Securities

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Gold Quantum Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	N/A
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

c/o Hsiang En Lee
Morgan Tower 6th floor, Diamond Island, Phoenix Bridge
Phnom Penh, Cambodia	12000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (+855) 85 227 867

Copies to:

Hsiang En Lee
Morgan Tower 6th floor, Diamond Island, Phoenix Bridge
Phnom Penh, Cambodia

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be so registered	Name of Exchange on which each class is to be registered
Common Stock, $0.001 par value	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10 (this “Registration Statement”) to register our common stock, par value $0.001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Once this Registration Statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this Registration Statement to “Gold Quantum Group” the “Company,” “we,” “our” or “us” mean Gold Quantum Group, Inc.

FORWARD LOOKING STATEMENTS

There are statements in this Registration Statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under the section titled “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Item 1. Description of Business

Business Development

Gold Quantum Group, Inc. (“we”, “us”, “our”, the “Company” or the “Registrant”) was incorporated in the State of Nevada on January 17, 2023. The Company has been in the developmental stage since inception and has conducted virtually no business operations, other than organizational activities and preparation of this General Form for Registration of Securities on Form 10 (the “Registration Statement”). The Company has no full-time employees and owns no real estate or personal property. The Company was formed as a vehicle to pursue a business combination and has made no efforts to date to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with an existing operating company.

Business of Issuer

The Company, based on proposed business activities, is a “blank check” company. The U.S. Securities and Exchange Commission (the “SEC”) defines blank check companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act of 1934, as amended, (the “Exchange Act”) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the “Securities Act”), the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

The Company was organized to provide a method for a foreign or domestic private company to become a reporting company (or “public company”) whose securities are qualified for trading in the United States secondary market such as the New York Stock Exchange (NYSE), NASDAQ, NYSE Amex Equities, formerly known as the American Stock Exchange (AMEX), and the OTC Bulletin Board, and, as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next twelve (12) months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

We intend to either retain an equity interest (capital stock) in any private company we engage in a business combination, or we may receive cash and/or a combination of cash and capital stock from any private company we complete a business combination with. Our desire is that the value of such consideration paid to us would be beneficial economically to our shareholders though there is no assurance of that happening.

Perceived Benefits

There are certain perceived benefits to being a reporting company with a class of publicly traded securities. These are commonly thought to include the following:

•	the ability to use registered securities to make acquisitions of assets or businesses;
•	increased visibility in the financial community;
•	the facilitation of borrowing from financial institutions;
•	improved trading efficiency;
•	shareholder liquidity;
•	greater ease in subsequently raising capital;
•	compensation of key employees through stock options for which there may be a market valuation;
•	enhanced corporate image; and
•	a presence in the United States capital markets.

Potential Target Companies

A business entity, if any, which may be interested in a business combination with the Company may include the following:

•	a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;

•	a company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;
•	a company which wishes to become public with less dilution of its common stock than would occur upon an underwriting;
•	a company which believes that it will be able to obtain investment capital on more favorable terms after it has become public;
•	a foreign company which may want an initial entry into the United States securities markets;
•	a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employee Stock Option Plan; and
•	a company seeking one or more of the other perceived benefits of becoming a public company.

The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company. The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Company will consider the following kinds of factors:

•	potential for growth, indicated by new technology, anticipated market expansion or new products;
•	competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;
•	strength and diversity of management, either in place or scheduled for recruitment;
•	capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;
•	the cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;
•	the accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and
•	other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data.

Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex. Due to the Company’s limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Any private company could seek to become public by filing their own registration statement with the Securities and Exchange Commission and avoid compensating us in any manner and therefore there may be no perceived benefit to any private company seeking a business combination with us as we are obligated under SEC Rules to file a Form 8-K with the SEC within four (4) days of completing a business combination which would include information required by Form 10 on the private company. It is possible that, prior to the Company successfully consummating a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction. As a result, we may not be able to complete a business combination.

No assurances can be given (i) that the Company will be able to enter into a business combination, (ii) as to the terms of a business combination, or (iii) as to the nature of the target company.

Form of Acquisition

The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company and the promoters of the opportunity, and the relative negotiating strength of the Company and such promoters.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to such reorganization.

The present stockholders of the Company will likely not have control of a majority of the voting shares of the Company following a reorganization transaction. As part of such a transaction, all or a majority of the Company’s directors may resign and new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of the outstanding shares. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

We may seek to locate a target company through solicitation. Such solicitation may include but is not limited to; newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more web sites and/or similar methods. We may also utilize consultants in the business and financial communities for referrals of potential target companies.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

All such costs for the next twelve (12) months and beyond such time will be paid with money in our treasury, if any, or with additional money contributed by our shareholders or another source.

We presently have no employees apart from our management. Our officers and directors are engaged in outside business activities and we anticipate they will devote to our business very limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

We are voluntarily filing this Registration Statement with the U.S. Securities and Exchange Commission and we are under no obligation to do so under the Securities Exchange Act of 1934.

Reports to Security Holders

(1)	The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

(2)	The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3)	The public may read and copy any materials the Company files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at the EDGAR Company Search page of the Securities and Exchange Commission’s Web site, the address for which is “www.sec.gov.”

Item 1A. Risk Factors.

Our business is difficult to evaluate because we have no operating history; thus, an investment in the Company is highly speculative in nature and involves a high degree of risk.

As the Company has no operating history or revenue and no assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination. The Company has generated losses and has generated no revenues since inception. We have no assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This will result in our incurring continuing operating losses that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

There is competition for those private companies viewed by us as suitable for a merger transaction of the type contemplated by our management.

The Company is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with joint ventures with and acquisitions of small private and public entities. A large number of established and/or well-financed entities, including small public companies, special purpose acquisition companies (“SPACs”), and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

Future success is highly dependent on the ability of our management to identify, evaluate and complete a suitable acquisition.

The nature of our operations is highly speculative and there is a consequential risk of loss of your entire investment. The success of our plan of operations will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

We are controlled by our management, who owns all of our common stock.

As of the date of this Registration Statement, the Chairman of the Board of Directors of the Company (the “Board of Directors” or the “Board”) owned 100% of the Company’s outstanding shares. Future investors will not have the ability to control a vote of the Company’s stockholders or Board of Directors, if the control of our Company remains in the hands of a limited number of stockholders.

Our stockholders may engage in a transaction to cause the Company to repurchase their shares of common stock and our stockholders may have a minority interest in the Company following a business combination.

In order to provide an interest in the Company to a third party, our stockholders may choose to cause the Company to sell Company securities to third parties, with the proceeds of such sale being utilized by the Company to repurchase shares of common stock held by the stockholders. As a result of such transaction, our management, principal stockholders and Board of Directors may change. If we enter into a business combination with a company with a value in excess of the value of our Company, and issue shares of our common stock to the stockholders of such company as consideration for merging with us, our stockholders will likely own less than 50% of the Company after the business combination. The stockholders of the acquired company would therefore be able to control the election of our Board and control our Company.

The Company has no existing agreement for a business combination or other transaction.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Our management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate soon, if at all.

While seeking a business combination, management anticipates devoting no more than a few hours per week to the Company’s affairs in total. Our officers have not entered into a written employment agreement with us and is not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company may be subject to government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

There is currently no trading market for our common stock.

There is no trading market for the Company’s common stock and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such market does develop, that it will continue. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act. There is no common or other equity subject to any outstanding options or warrants or any securities convertible into common stock of the Company, nor is there any common stock currently being publicly offered by the Company.

All of the presently outstanding shares of our common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Shares of our common stock cannot be sold under the exemptions from registration provided by Rule 144 under or Section 4(1) of the Securities Act (“Rule 144”) so long as the Company is designated a “shell company” and for twelve (12) months after it ceases to be a shell company, provided the Company otherwise is in compliance with the applicable rules and regulations. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws. There can be no assurance that we will ever meet these conditions and any purchases of our shares are subject to these restrictions on resale. A purchase of our shares may never be available for resale as we cannot be assured we will ever lose our shell company status.

We have never paid dividends on our common stock.

We are recently formed and have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business will have no revenues unless and until we merge with or acquire an operating business.

We are a development stage company, with no operations, and have had no revenues. We may not realize any revenues unless and until we successfully merge with or acquire an operating business.

The Company intends to issue more shares in a merger or acquisition, which will result in substantial dilution to existing shareholders.

Our Amended Certificate of Incorporation authorizes the issuance of a maximum of 35,000,000 shares of common stock and a maximum of 5,000,000 shares of preferred stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially and adversely affected.

The Company has conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

The Company has neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Because we may seek to complete a business combination through a “reverse merger,” following such a transaction we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange.

Following a business combination, we may seek the listing of our common stock on NASDAQ. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of NASDAQ or any other securities exchange, or that we will be able to maintain a listing of our common stock on either of those or any other securities exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another securities exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

Our Certificate of Incorporation authorizes the issuance of preferred stock.

Our Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that the Company will not do so in the future.

We will be deemed a blank check company under Rule 419 of the Securities Act of 1933. In any subsequent offerings, we will have to comply with Rule 419.

If we publicly offer any securities as a condition to the closing of any acquisition or business combination while we are a blank check or shell company, we will have to fully comply with SEC Rule 419 and deposit all funds in escrow pending advice about the proposed transaction to our stockholders fully disclosing all information required by Regulation 14 of the SEC and seeking the vote and agreement of investment of those stockholders to whom such securities were offered; if no response is received from these stockholders within 45 days thereafter or if any stockholder elects not to invest following our advice about the proposed transaction, all funds that must be held in escrow by us under Rule 419, as applicable, will be promptly returned to any such stockholder. All securities issued in any such offering will likewise be deposited in escrow, pending satisfaction of the foregoing conditions. This is only a brief summary of Rule 419.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next twelve (12) months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next twelve (12) months and beyond such time will be paid with money in our treasury, if any, or with additional money contributed by our shareholders or another source.

During the next twelve (12) months we anticipate incurring costs related to:

●	professional fees;
●	filing of Exchange Act reports; and
●	investigating, analyzing and consummating an acquisition.

We believe we will be able to meet these costs through use of funds in our treasury and additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors.

The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our management has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital that we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Item 3. Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its management at no cost. Management estimates such amounts to be immaterial. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

Security ownership of certain beneficial owners.

The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending arrangements that may cause a change in control. However, it is anticipated that there will be one or more changes of control, including adding members of management, possibly involving the private sale or redemption of our principal shareholder’s securities or our issuance of additional securities, at or prior to the closing of a business combination.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Name and Address(1)	Amount and Nature of Beneficial Ownership	Percentage of Class(2)
Chunhui Zhaosu	2,000	100.0%
Zuocheng Gao	—	—%
Zhenping Liu	—	—%
Yafang Ma	—	—%
Hsiang En Lee	—	—%
Yanpeng Lim	—	—%
Min Xiong	—	—%
Lihua Wang	—	—%
Kiang Chiew Teo	—	—%
Muoyim Hong	—	—%

All Officers and Directors as a group (10 persons)	2,000	100%

(1)	The address for each person named in the table above is c/o Gold Quantum Group, Morgan Tower 6th floor, Diamond Island, Phoenix Bridge, Phnom Penh, Cambodia 12000.

(2)	Based upon 2,000 shares outstanding as of the date of this Registration Statement.

(3)	Chunhui Zhaosu is Chairman of the Board of Directors of the Company.

This table is based upon information derived from our stock records. We believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned; except as set forth above, applicable percentages are based upon 2,000 shares of common stock outstanding as of the date of this Registration Statement.

Item 5. Directors and Executive Officers.

(a)Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position(s)
Chunhui Zhaosu	50	Chairman of the Board
Zuocheng Gao	47	Director
Zhenping Liu	37	Director
Yafang Ma	50	Chief Marketing Officer
Hsiang En Lee	50	Chief Executive Officer/President
Yanpeng Lim	62	Chief Operating Officer
Min Xiong	39	Chief Technology Officer
Li Hua Wang	62	Chief Human Resource Officer
Kiang Chiew Teo	69	Chief Brand Officer
Muoyim Hong	22	Chief Financial Officer/Secretary

Chunhui Zhaosu

Mr. Zhaosu serves as the Chairman of the Board of Directors. Since 2018, he has served as the Chief Executive Officer of Gold Quantum Investment Co., Ltd. Cambodia managing the Gold Quantum Entertainment City and Real Estate. From 2014 to 2018, Mr. Zhaosu served as the Chief Executive Officer of Guangzhou Manliang Investment Consulting Co., Ltd. Prior to 2014, Mr. Zhaosu was engaged in establishing and marketing jewelry brands in China which sold jewelry in both Chinese and overseas markets. Mr. Zhaosu consulted the first jewelry company in China to create jewelry direct TV sales as well as the “Henni Star” jewelry brand which at one time had more than 200 franchised jewelry stores. Mr. Zhaosu graduated from the History Department of Guangzhou Normal University.

Zuocheng Gao

Mr. Guo serves as an independent director of the Board. Since 2020, he has been working in an established construction company in Phnom Penh, Cambodia as its Chief Construction Engineer. From 2014 to 2020, Mr. Guo was the construction engineer for Wangfute Business Park. Mr. Zhao graduated from Dehui Vocational Technical School, where he majored in engineering management. Mr. Gao holds a Professional Plumbing & Electrician Certificate from the provincial state level in China.

Zhenping Liu

Ms. Lui serves as an independent director of the Board. Ms. Liu has been with WangFuTe Co., Ltd. in Yanbian, China, as the Head of the Finance Department since August 2015. She graduated from Gwangju Women’s University in South Korea in 2013, majoring in Korean and Chinese Language.

Yangfang Ma

Ms. Ma serves as the Company’s Chief Operating Officer. In 2022, she was with Singapore ACLP International Coach. From 2020 to 2022, she was the marketing director at Adonis Group. From 2018 to 2020, Ms. Ma was the Chief Operating Officer for Gold Quantum Investment Co., Ltd. From 2013 to 2018, she served as the marketing director for YiJia Internal Pte Ltd. During the period from 2004 to 2012, Ms. Ma was the managing director for Microtech Pte Ltd. Ms. Ma graduated from Raffles Lasalle Design collage in 2003 and from Shanghai FuDan University Cultural Broker Professional program in 1996. She worked as a professional broker at Shanghai Nonferrous Metal Exchange for six years from 1993 to 1999.

Hsiang En Lee

Hsiang En Lee serves as the Company’s Chief Executive Officer. Since 2019, he has been with Gold Quantum Investment Co., Ltd as Vice President of Sales and Marketing in the Taiwan region and as Vice President of administration of Gold Quantum Group. From 2005 to 2013, Mr. Lee worked as a Financial Planner at Fubon Financial Holding Life Insurance Department. He worked at Standard Chartered Bank and Sinopac Financial Holdings as Director of Credit Assessment with responsibility to examine and assess the financial credit worthiness of important clients from 1999 to 2005. Mr. Lee graduated from China University of Technology, Taipei Taiwan in 1994 and holds an MBA from National Chengchi University Taiwan, graduating in 1996.

Yanpeng Lim

Ms. Lim serves as the Company’s Chief Operating Officer. Since 2018, she has also been the Vice President for Gold Quantum Investment Co., Ltd. Previously, Ms. Lim was a director for Grand Sun International Pte Ltd Singapore from 2006 to 2018. From 1991 to 2006, she served as the Vice President of United Overseas Bank Group Singapore. Ms. Lim received a B.S. degree from National University of Singapore in 1986 in Information Systems & Computer Science.

Min Xiong

Mr. Xiong serves as the Company’s Chief Technology Officer. In 2013, he established his own software company, Guangdong Huiyijia Technology Co., Ltd., and served as the general manager. He worked at Kingdee Software (China) Co., Ltd. from 2008 to 2012 as a project manager, where he was responsible for the management consulting and information technology systems software integration of large IT projects of many listed companies and state-owned enterprises. He has accumulated rich experience in implementation of big scale enterprise resource planning systems, and has achieved the acclaimed Professional Management Institute (PMI) project management certification in the United States. Mr. Xiong graduated from the Computer Department of Jiangxi Yichun University in 2007.

Li Hua Wang

Ms. Wang serves as the Company’s Chief Human Resource Officer. She has been an entrepreneur with businesses in many industries such as food & beverages, boutique clothing, building and construction, real estate, medical beauty and healthcare and wellness. She also holds directorship at AsiaGoGo, an online E-commerce Company, and serves as the President of the Rotary Club of Taiwan, Taipei Baocheng region. Ms. Wang graduated from Taiwan’s Taipei Catholic High Girls’ School.

Kiang Chiew Teo

Mr. Teo serves as the Company’s Chief Brand Officer. Prior to joining the Company, Mr. Teo served as the Vice President for Swiber Offshore Construction Sdn Bhd in Brunei and Singapore since 2008, where he directed and managed a team of 3,800 employees and 110 offshore vessels to construct and install the offshore oil and gas project located in Brunei, Malaysia, China and India water. In 1978, Mr. Teo graduated from National Cheng Kung University in Taiwan with a major in Mechanical Engineering Degree. He has 38 years of working experience in Oil and Gas Management and Construction Business.

Muoyim Hong

Muoyim Hong serves as the Company’s Chief Financial Officer. Prior to joining the Company, Ms. Hong was an actress, manager and translator for media company Mango Media Co., Ltd. from 2021 to 2022. From 2020 to 2021, she was a financial management consultant at Yueyan Industrial Co., Ltd., where she was responsible for managing the company’s financial reports and accounts. Ms. Hong worked at Yueyan Industrial Co., Ltd from 2018 to 2019 as the warehouse management consultant before she was promoted to the financial management consultant position. Ms. Hong graduated from established schools in Cambodia and is conversant and fluent in Khmer, Chinese and English languages.

The term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified.

The Company has no employees other than the management team.

(b) Significant Employees. None.

(c) Family Relationships. None.

(d) Involvement in Certain Legal Proceedings.

No officer, director, promoter or significant employee has been involved in the last five years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and
•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

(e) The Board of Directors has no separate committees at this time. The Company has no qualified financial experts at this time. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

(f) Code of Ethics. We do not currently have a code of ethics.

Item 6. Executive Compensation.

No officer or director has received any compensation from the Company since the inception of the Company. Until the Company acquires additional capital, it is not anticipated that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company. Our officers and directors intend to devote very limited time to our affairs.

The Company has no stock option, retirement, pension, or profit sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be disclosed.

The Company does not have a standing compensation committee or a committee performing similar functions since the Board of Directors has determined not to compensate the officers and directors until such time that the Company completes a reverse merger or business combination.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

None.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Corporate Governance and Director Independence.

The Company has not:

●	established its own definition for determining whether its directors and nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be “independent” under any applicable definition given that they are officers of the Company; nor
●	established any committees of the board of directors.

Given the nature of the Company’s business, its limited stockholder base and the current composition of management, the board of directors does not believe that the Company requires any corporate governance committees at this time. The board of directors takes the position that management of a target business will establish committees that will be suitable for its operations after the Company consummates a business combination.

Item 8. Legal Proceedings.

There are presently no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

Item 9. Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters.

(a) Market Information.

The Company’s common stock does not trade, nor is it admitted for quotation, on any stock exchange or other trading facility. Management has no present plan, proposal, arrangement or understanding with any person with regard to the development of a trading market in any of our securities. We cannot assure you that a trading market for our common stock will ever develop. The Company has not registered its class of common stock for resale under the blue sky laws of any state and current management does not anticipate doing so. The holders of shares of common stock, and persons who may desire to purchase shares of our common stock in any trading market that might develop in the future, should be aware that significant state blue sky law restrictions may exist which could limit the ability of stockholders to sell their shares and limit potential purchasers from acquiring our common stock.

The Company is not obligated by contract or otherwise to issue any securities and there are no outstanding securities which are convertible into or exchangeable for shares of our common stock. All outstanding shares of our common stock are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act, because they were issued in a private transaction not involving a public offering. Accordingly, none of the outstanding shares of our common stock may be resold, transferred, pledged as collateral or otherwise disposed of unless such transaction is registered under the Securities Act or an exemption from registration is available. In connection with any transfer of shares of our common stock other than pursuant to an effective registration statement under the Securities Act, the Company may require the holder to provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred shares under the Securities Act.

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies, like us, unless the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve (12) months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and
•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

Neither the Company nor its officers and directors have any present plan, proposal, arrangement, understanding or intention of selling any unissued or outstanding shares of common stock in the public market subsequent to a business combination. Nevertheless, in the event that a substantial number of shares of our common stock were to be sold in any public market that may develop for our securities subsequent to a business combination, such sales may adversely affect the price for the sale of the Company’s common stock securities in any such trading market. We cannot predict what effect, if any, market sales of currently restricted shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time, if any.

(b) Holders.

As of March 31, 2023, there was one record holder of an aggregate of 2,000 shares of our common stock issued and outstanding.

(c) Dividends.

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

None.

Item 10. Recent Sales of Unregistered Securities.

Since inception, the Company has issued and sold the following securities without the benefit of registration under the Securities Act:

•	2,000 shares to Chunhui Zhaosu, our Chairman of the Board of Directors, on February 15, 2023.

We relied upon Section 4(a)(2) of the Securities Act for the above issuance. We believed that Section 4(a)(2) was available because:

•	The issuance did not involve underwriters, underwriting discounts or commissions;
•	We placed restrictive legends on all certificates issued;
•	No sale was made by general solicitation or advertising;
•	The sale was made only to an accredited investor.

In connection with the above transactions, we provided the following to the investor:

•	Access to all our books and records.
•	Access to all material contracts and documents relating to our operations.
•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

The Company’s Board of Directors has the power to issue any or all of the authorized but unissued common stock without stockholder approval. The Company currently has no commitments to issue any shares of common stock. However, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a business combination. Since the Company expects to issue additional shares of common stock in connection with a business combination, existing stockholders of the Company may experience substantial dilution in their shares. However, it is impossible to predict whether a business combination will ultimately result in dilution to existing shareholders. If the target has a relatively weak balance sheet, a business combination may result in significant dilution. If a target has a relatively strong balance sheet, there may be little or no dilution.

Item 11. Description of Registrant’s Securities to be Registered.

(a) Capital Stock

Authorized Capital Stock

The authorized capital stock of the Company consists of 35,000,000 shares of Common Stock, par value $.001 per share, and 5,000,000 shares of Preferred Stock, par value $.001 per share, of which none have been designated or issued. To date, 2,000 shares of common stock are issued and outstanding. The following summarized the important provisions of the Company’s capital stock.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable laws of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation, Amended Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to this Form 10.

Dividends

Dividends, if any, will be contingent upon the Company’s earnings, if any, capital requirements and financial condition. The payment of dividends, if any, will be within the discretion of the Company’s Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination.

Transfer Agent

The Company has engaged Transhare Securities Corporation to act as transfer agent for the Company’s common stock. However, the Company may appoint a different transfer agent or act as its own until a merger candidate can be identified.

(b) Debt Securities.

None.

(c) Other Securities to be Registered.

None.

Item 12. Indemnification of Directors and Officers.

Our articles of incorporation and bylaws limit the liability of our officers and directors and provide that we will indemnify our officers and directors, in each case, to the fullest extent permitted by the Nevada Revised Statutes, or the NRS.

NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 13. Financial Statements and Supplementary Data.

We set forth below a list of our audited financial statements included in this Registration Statement. The financial statements follow the Signatures page of this Registration Statement.

(i)	Balance Sheet as of February 28, 2023.

(ii)	Statement of Operations for the period from inception (January 17, 2023) through February 28, 2023.

(iii)	Statement of Changes in Stockholders’ Equity (Deficit) for the period from inception (January 17, 2023) through February 28, 2023.

(iv)	Statement of Cash Flows for the period from inception (January 17, 2023) through February 28, 2023.

(v)	Notes to Financial Statements.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a)Financial Statements.

The financial statements included in this Registration Statement are listed in Item 13 and commence following the Signatures page of this Registration Statement.

(b) Exhibits.

Exhibit Number	Description
3.1	Certificate of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 3, 2023		Gold Quantum Group, Inc.

	By:	/s/ Hsiang En Lee

Hsiang En Lee
Chief Executive Officer and President

GOLD QUANTUM GROUP, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholder of Gold Quantum Group, Inc

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Gold Quantum Group, Inc (the “Company”) as of February 28, 2023, and the related statements of operations, changes in shareholder’s deficit, and cash flows and the related notes (collectively referred to as the financial statements) for the period from January 17, 2023 (inception) through February 28, 2023. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2023, and the results of its operations and its cash flows for the period from January 17, 2023 (inception) through February 28, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of Matters

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had no cash or other assets and had a working capital deficit. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that these financial statements are issued. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 3. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Wei, Wei & Co., LLP

We served as the Company’s auditor since 2023.

Flushing, New York
March 31, 2023

F-3

GOLD QUANTUM GROUP, INC.

BALANCE SHEET

AS OF FEBRUARY 28, 2023

LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities:
Amounts due to a related company	$129,246
Total Liabilities	129,246

Commitments and contingencies	—

Shareholder’s Deficit:
Preferred shares, $0.001 par value; 5,000,000 shares authorized; none issued and outstanding	—
Common shares, $0.001 par value; 15,000,000 shares authorized; 2,000 issued and outstanding	2
Accumulated deficit	(129,248)
Total Shareholder’s Deficit	(129,246)
Total Liabilities and Shareholder’s Deficit	$—

The accompanying notes are an integral part of the financial statements.

GOLD QUANTUM GROUP, INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 17, 2023 (INCEPTION) THROUGH FEBRUARY 28, 2023

Legal and professional fees	$(129,248)

Loss before income taxes	(129,248)

Income taxes	—

Net loss	$(129,248)

Weighted average common shares outstanding, basic and diluted	2,000

Basic and diluted loss per common share	$(64.62)

The accompanying notes are an integral part of the financial statements.

GOLD QUANTUM GROUP, INC.

STATEMENT OF CHANGES IN SHAREHOLDER’S DEFICIT

FOR THE PERIOD FROM JANUARY 17, 2023 (INCEPTION) THROUGH FEBRUARY 28, 2023

				Total
	Common Shares		Accumulated	Shareholder’s
	Shares	Amount	Deficit	Deficit
Balance, January 17, 2023 (inception)	—	$—	$—	$—

Issuance of common shares	2,000	2	—	2

Net loss	—	—	(129,248)	(129,248)

Balance, February 28, 2023	2,000	$2	$(129,248)	$(129,246)

The accompanying notes are an integral part of the financial statements.

GOLD QUANTUM GROUP, INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 17, 2023 (INCEPTION) THROUGH FEBRUARY 28, 2023

Cash flows from operating activities:
Net loss	$(129,248)
Net cash used in operating activities	(129,248)

Cash flows from financing activities:
Sale of common shares	2
Financing obtained from a related company	129,246
Net cash provided by financing activities	129,248

Net change in cash	—
Cash at beginning of period	—
Cash at end of period	$—

The accompanying notes are an integral part of the financial statements.

GOLD QUANTUM GROUP, INC.

FOR THE PERIOD FROM JANUARY 17, 2023 (INCEPTION) THROUGH FEBRUARY 28, 2023

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Gold Quantum Group, Inc. (the “Company”) was incorporated in the State of Nevada on January 17, 2023. The Company was formed for the purpose of pursuing acquisition of or merger with an existing operating company (the “Business Combination”) in order to provide a method for a foreign or domestic private company to become a reporting company (or “public company”) whose securities are qualified for trading in the United States secondary market. The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination.

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies. The Company is a “blank check” company which, under US Code Title 15 Section 77g(b)(3), is defined as “any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act of 1934, as amended, (the “Exchange Act”) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies”. Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the “Securities Act”), the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations.

As of February 28, 2023, the Company had not commenced any operations. All activity for the period from January 17, 2023 (inception) through February 28, 2023 related to the Company’s organizational activities and preparation of the registration statement on Form 10. The Company has no full-time employees and owns no real estate or personal property. The Company had made no efforts to date to identify a possible Business Combination. The Company will not generate any operating revenues until after the completion of the Business Combination, at the earliest.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for annual financial statements.

GOLD QUANTUM GROUP, INC.

FOR THE PERIOD FROM JANUARY 17, 2023 (INCEPTION) THROUGH FEBRUARY 28, 2023

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (i) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (ii) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 valuations based upon quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 valuations based upon inputs, other than quoted prices included in Level 1, that are observable for the asset or liability, either directly or indirectly.

Level 3 valuations based upon unobservable input for asset or liability. The carrying amount of financial assets such as cash approximate their fair values because of short maturity of these assets.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of February 28, 2023. Amounts due to a related company recognized on the Company’s balance sheet are financial instruments. As of February 28, 2023, the carrying amounts of amounts due to a related company approximated its fair value because of the relatively short period of time between the origination of these amounts and their contractual repayment date.

Income Taxes

The Group accounts for income taxes under FASB ASC 740, Income Taxes. Provision for income taxes consists of current taxes and deferred taxes.

Current tax is recognized based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is recognized in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis. Deferred tax is also provided for net operating losses that can be utilized to offset future taxable income. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the statement of operations, except when it is related to items credited or charged directly to equity. Net deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the net deferred tax assets will not be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. There were no unrecognized tax benefits as of February 28, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties include principal shareholders and management of the Company, members of the immediate families of principal shareholders and management of the Company and other parties with which the Company may deal where one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing their own separate interests. The Company discloses all related party transactions in the financial statements.

GOLD QUANTUM GROUP, INC.

FOR THE PERIOD FROM JANUARY 17, 2023 (INCEPTION) THROUGH FEBRUARY 28, 2023

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Net Loss per Common Share

The Company computes basic and diluted net loss per common share in accordance with FASB ASC Topic 260, Earnings per Share. Basic net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. As of February 28, 2023, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common shares and then share the loss of the Company. As a result, diluted net loss per common share is the same as basic net loss per common share for the period presented.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — GOING CONCERN CONSIDERATION

As of February 28, 2023, the Company had no cash or other assets and had a working capital deficit of $129,246. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that these financial statements are issued. Management plans to address this uncertainty through financing obtained or to be obtained from a related company, Gold Quantum Investment Co., Ltd. (“GQIC”), a company incorporated in Cambodia, and other related parties as they consider fit and proper. There is no assurance or guarantee that the Company’s plans to obtain financial support from GQIC or other related parties will be successfully executed. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 – INCOME TAXES

Neither current tax nor deferred tax was recognized for the period presented.

Neither deferred assets nor liabilities were recognized as of February 28, 2023.

Reconciliation of the income tax benefit computed at the U.S. Federal income tax rate to the Company’s reported income taxes for the period presented is as follows:

Loss before income taxes	$(129,248)
U.S. Federal income tax rate	21%
Income tax benefit	27,142
Increase in valuation allowance	(27,142)
Income taxes recognized	$—

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company estimates loss contingencies in accordance with FASB ASC 450-20, Loss Contingencies, which states that a loss contingency shall be accrued by a charge to income if both of the following conditions are met: (i) information available before the financial statements are issued or are available to be issued indicates that it is probable that a liability had been incurred at the date of the financial statements and (ii) the amount of loss can be reasonably estimated. The Company did not make any adjustments for loss contingencies to the financial statements as of February 28, 2023.

NOTE 6 — RELATED PARTIES

Founder Shares

The Company initially issued 2,000 common shares, for $2 in total, when it was incorporated on January 17, 2023.

Amounts Due to a Related Company

In order to finance transaction costs in connection with the Company’s organizational activities and preparation of the registration statement on Form 10, funding has been provided by a related company, GQIC. GQIC was wholly owned by Chunhui Zhaosu who is also the sole shareholder of the Company. As of February 28, 2023, the funding is unsecured, interest free and repayable on demand. The funding is still outstanding at the date the financial statements were issued.

GOLD QUANTUM GROUP, INC.

FOR THE PERIOD FROM JANUARY 17, 2023 (INCEPTION) THROUGH FEBRUARY 28, 2023

NOTES TO THE FINANCIAL STATEMENTS

NOTE 7 — SHAREHOLDER’S DEFICIT

Preferred Shares — The Company is authorized to issue 5,000,000 shares of preferred shares with a par value of $0.001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of February 28, 2023, there were no shares of preferred shares issued or outstanding.

Any shares of preferred shares so issued would have priority over the common shares with respect to dividend or liquidation rights. Any future issuance of preferred shares may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common shares. At present, the Company has no plans to neither issue any preferred shares nor adopt any series, preferences or other classification of preferred shares.

Common Shares — The Company is authorized to issue 35,000,000 shares of common shares with a par value of $0.001 per share. Holders of common shares are entitled to one vote for each share. As of February 28, 2023, there were 2,000 shares of common shares issued or outstanding.

Holders of common shares do not have cumulative voting rights. Holders of common shares are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of common shares are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding common shares are fully paid and non-assessable.

Holders of common shares have no preemptive rights to purchase the Company’s common shares. There are no conversion or redemption rights or sinking fund provisions with respect to the common shares.

GOLD QUANTUM GROUP, INC.

FOR THE PERIOD FROM JANUARY 17, 2023 (INCEPTION) THROUGH FEBRUARY 28, 2023

NOTES TO THE FINANCIAL STATEMENTS

NOTE 8 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would require adjustment or disclosure in the financial statements.